Exhibit 3(b)

THE SEAL OF THE SECRETARY OF
STATE OF OHIO {LOGO}

Prescribed by                              __X__  002
Ken Blackwell,  Secretary of State
30 East Broad Street, 14th floor            Charter No. ___________
Columbus, Ohio 43266-0418                   Approved: _____________
Form SH-AMD (January 1991)                  Date: _________________
                                            Fee: __________________

                            CERTIFICATE OF AMENDMENT
               By Shareholders to the Articles of Incorporation of


                               Ohio Valley Corp.
                              ---------------------
                              (Name of Corporation)


Jeffrey E. Smith                                                         who is:
--------------------------------------------------------------------------------

_____  Chairman of the Board   __X__  President      _____  Vice President

_____  Secretary               _____  Assistant Secretary (Check One)

of the above name Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)

__X__ a meeting of the shareholders was duty called for the purpose of adopting this amendment and held on April 7, 1999 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise not less than two-thirds of the voting power of the corporation.

         in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:


The resolution to amend the Amended Articles of Incorporation is attached hereto as Exhibit A and incorporated herein.
                                            RECEIVED
                                            APR 15 1999
                                            J. KENNETH BLACKWELL
                                            SECRETARY OF STATE

         IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 9th day of April, 1999


                                                     By:     /s/Jeffrey E. Smith
                                                             -------------------
                                                             Jeffrey E. Smith
                                                             Its President

                                    EXHIBIT A
                                    ---------


RESOLVED, that Article FOURTH of the Amended Articles of Incorporation of the Corporation be, and the same hereby is, amended and replaced in its entirety with the following:


FOURTH: The authorized number of shares of the corporation shall be ten million (10,000,000), all of which shall be Common Shares, without par value.